Exhibit 99.1

1200 RIVERPLACE BOULEVARD — JACKSONVILLE, FL 32207-1809 — (904) 346-1500

April 24, 2014 FOR IMMEDIATE RELEASE	For more information: Linda Tasseff Director, Investor Relations (904) 858-2639 ltasseff@steinmart.com

STEIN MART, INC. INCREASES QUARTERLY DIVIDEND

JACKSONVILLE, FL – Stein Mart, Inc. (NASDAQ: SMRT) announced today that its Board of Directors declared a quarterly dividend of $0.075 per common share, payable on July 18, 2014 to shareholders of record as of the close of business on July 3, 2014. The dividend is a 50 percent increase over the previous quarterly dividend of $0.05 per share.

“We are confident in the continuing improvement in our financial results and our generating more cash than we need for our investments in growth,” said Jay Stein, Chief Executive Officer. “Increasing our dividend is a great way to use our cash and increase shareholder value.”

About Stein Mart

Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with over 260 locations from California to Massachusetts, as well as steinmart.com, Stein Mart’s focused assortment of merchandise features current season, moderate to better fashion apparel for women and men, as well as accessories, shoes and home fashions.

SMRT-F

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Additional information about Stein Mart, Inc. can be found at www.steinmart.com